UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 18, 2014

EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12127	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Amended and Restated Credit Agreement

On December 18, 2014, Empire Resources, Inc. (the “Company”) and Empire Resources Pacific, Ltd. (“Empire Pacific”) entered into that certain Increase Agreement and First Amendment to the Amended and Restated Credit Agreement (the “Committed Facility Amendment”) with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Committed Banks (as defined below) and a fronting bank (“Rabobank”), and each of the lenders signatory thereto (including Rabobank) (collectively, the “Committed Banks”), to amend that certain Amended and Restated Credit Agreement, dated as of June 19, 2014, by and among the Company, the Committed Banks, Rabobank, as agent, and BNP Paribas, as syndication agent (the “A&R Credit Agreement”).

The Committed Facility Amendment amended the A&R Credit Agreement to increase the committed credit facility (the “Committed Facility”) by $35 million to $185 million. The Committed Facility Amendment also amended the covenant requiring maintenance of minimum tangible net working capital of $35 million plus an aggregate amount equal to 25% of the positive consolidated net income of the Company for the fiscal year most recently ended to raise the minimum tangible net working capital to $42.5 million plus an aggregate amount equal to 25% of the positive consolidated net income of the Company for the fiscal year most recently ended.

Except as described herein, the other terms and conditions of the A&R Credit Agreement, including the interest rate, the maturity date and various financial covenants, remain unchanged. For additional information about the A&R Credit Agreement, see Exhibit 10.1 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission on June 25, 2014.

Amendment to the Uncommitted Credit Agreement

On December 18, 2014, the Company and Empire Pacific entered into that certain First Amendment to Uncommitted Credit Agreement (the “Uncommitted Facility Amendment”) with Rabobank, as agent for the Uncommitted Banks (as defined below), and each of the lenders signatory thereto (collectively, the “Uncommitted Banks”), to amend that certain Uncommitted Credit Agreement, dated as of June 19, 2014, by and among the Company, the Uncommitted Banks, Rabobank, as agent, and BNP Paribas, as syndication agent (the “Uncommitted Credit Agreement”).

The Uncommitted Facility Amendment amended the Uncommitted Credit Agreement to increase the uncommitted credit facility by $15 million to $90 million. The Uncommitted Facility Amendment also amended the covenant requiring maintenance of minimum tangible net working capital of $35 million plus an aggregate amount equal to 25% of the positive consolidated net income of the Company for the fiscal year most recently ended to raise the minimum tangible net working capital to $42.5 million plus an aggregate amount equal to 25% of the positive consolidated net income of the Company for the fiscal year most recently ended.

Except as described herein, the other terms and conditions of the Uncommitted Credit Agreement, including the interest rate, the maturity date and various financial covenants, remain unchanged. For additional information about the Uncommitted Credit Agreement, see Exhibit 10.2 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission on June 25, 2014.

Copies of the Committed Facility Amendment and the Uncommitted Facility Amendment are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference. The foregoing descriptions of the Committed Facility Amendment and the Uncommitted Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the Committed Facility Amendment and the Uncommitted Facility Amendment, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On December 18, 2014, the Company issued a press release announcing that the Company had expanded its current working capital credit agreement by entering into the Committed Facility Amendment and the Uncommitted Facility Amendment. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Increase Agreement and First Amendment to Amended and Restated Credit Agreement, dated as of December 18, 2014, by and among Empire Resources, Inc., Empire Resources Pacific, LTD., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Committed Banks, and each of the Committed Banks signatory thereto.

10.2

First Amendment to the Uncommitted Credit Agreement, dated as of December 18, 2014, by and among Empire Resources, Inc., Empire Resources Pacific, LTD., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Uncommitted Banks, and each of the Uncommitted Banks signatory thereto.

99.1	Press release dated December 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESOURCE, INC.

Dated: December 19, 2014	By:	/s/ Sandra Kahn
Name: Sandra Kahn
Title: Chief Financial Officer